                                                                    EXHIBIT 10.4


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS IS AVAILABLE.


                            CYBERIAN OUTPOST, INC.

                            SECURED PROMISSORY NOTE
                            -----------------------


$13,000,000                                                    September 4, 2001


     FOR VALUE RECEIVED, the undersigned, CYBERIAN OUTPOST, INC., a Delaware corporation (the "Company"), promises to pay to the order of FRY'S ELECTRONICS,
                  -------
INC., a California corporation (the "Holder"), on December 31, 2001 (the
                                     ------
"Maturity Date"), the principal amount of (a) THIRTEEN MILLION DOLLARS
 -------------
($13,000,000.00) (the "Maximum Principal Amount"), or, if less, (b) the
                       ------------------------
aggregate unpaid principal amount of all loans made by the Holder to the Company.

     This secured promissory note (this "Note") evidences loans made by the
                                         ----
Holder to the Company in connection with the execution and delivery of that certain Merger Agreement dated of even date herewith (the "Merger Agreement")
                                                           ----------------
among the Holder, a wholly-owned subsidiary of the Holder and the Company.  This
Note is secured pursuant to that certain Collateral Assignment and Security Agreement of even date herewith (the "Security Agreement") made by the Company
                                      ------------------
in favor of the Holder.

     The unpaid principal amount of this Note from time to time outstanding shall bear interest at the Interest Rate (as defined in Section 4), and such principal and interest shall be due and payable on the Maturity Date. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed including the first day but excluding the payment date. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Company to an account established by the Holder and notified to the Company and shall be recorded on the books and records of the Company and the Holder.

     If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in San Jose, California are open for the transaction of normal business (a "Business Day"), the maturity thereof shall be
                                   ------------
extended to the next succeeding Business Day and, with respect to any payment of principal or interest thereon shall be payable at the then-applicable rate during such extension.

     The Holder is authorized to endorse on Schedule A attached hereto and made a part hereof the amount of each loan made pursuant to this Note and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall, absent manifest error, constitute prima facie evidence of the accuracy of the
                           ----- -----
information endorsed.

     In addition to, but not in limitation of, the foregoing, the Company further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Holder in connection with (i) the making of any loans under this Note and (ii) endeavoring to collect any amounts payable hereunder which are not paid when due.

     1.   Loans.  Subject to Section 1.4, through the earlier of the Maturity
          -----
Date or the occurrence of an Event of Default, the Holder will make the following loans to the Company:

          1.1  PCC Repayment.  Pursuant to the Company's instruction, the Holder
               -------------
will loan $4,845,761.88 to the Company upon execution and delivery of this Note, which amount shall be paid directly by the Holder to Merrimack Services Corporation and/or PC Connection, Inc., each creditors of the Company. The balance of the Maximum Principal Amount is referred to hereunder as the "Remaining Amount."
 ----------------

          1.2  Letters of Credit. Within five (5) days of the Holder's receipt
               -----------------
of the Company's written request therefor, the Holder shall from time to time guarantee letters of credit issued in the name of the Company for the benefit of the Company's vendors and/or service providers. Any such guarantee and letters of credit shall be in form and substance satisfactory to the Holder. The obligations guaranteed or as to which the Holder has otherwise committed in order to secure any such letters of credit shall not exceed one-half of the Remaining Amount. All (i) amounts paid by the Holder in respect of any such guarantee or commitment and (ii) issue or commitment fees and any other costs incurred by the Holder associated with such letters of credit shall constitute loans made hereunder, in each case deemed made when and as such amounts are paid or such fees or costs are incurred by the Holder.

          1.3  Working Capital Loans.  Upon execution and delivery of this Note,
               ---------------------
the Holder will loan $750,000 to the Company for working capital purposes. Within five (5) days of the Holder's receipt of the Company's written request therefor, the Holder will loan the Company additional monies for working capital purposes. All such working capital loans made under this Note shall be in an amount equal to $5,000 or an integral multiple thereof.

          1.4  Certain Limits on Loans. Notwithstanding anything herein to the
               -----------------------
contrary:

                 a. In no event shall amounts loaned pursuant to Section 1.3 exceed one-half of the Remaining Amount.

                 b. In no event shall the Holder loan the Company aggregate proceeds in excess of the Maximum Principal Amount.

                 c. The Holder may, at any time and from time to time, refuse any loan request made by the Company to the extent, if at the time such loan is to be made:

                    1. the amount of monies theretofore loaned or so requested is in excess of the working capital budget attached on Schedule B hereto as of the time of such request;

                    2. the Holder reasonably believes that the Collateral (as defined in the Security Agreement), or the value thereof, has been impaired or constitutes insufficient security for amounts theretofore loaned or then-requested to be loaned;

                    3. the Holder reasonably believes that the Company has breached any of its representations, warranties, covenants and agreements under the Merger Agreement and such breach has not been cured to the satisfaction of the Holder; or

                    4. the Holder reasonably believes that the Company has breached any of its obligations under this Note or the Security Agreement and such breach has not been cured to the satisfaction of the Holder.

     2.   Default.  The entire unpaid principal of this Note, together with all
          -------
accrued and unpaid interest, shall become and be immediately due and payable upon written demand of the Holder (or in the case of an event specified in Sections 2(a), (d) or (e), automatically without notice), without any other notice or demand of any kind or any presentment or protest, if any one of the following events (an "Event of Default") shall occur and be continuing at the
                      ----------------
time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

               a. The Merger Agreement has been terminated by the Holder or the Company;

               b. The Company fails to comply with any of its agreements in this Note or the Security Agreement and such failure continues for 5 days after notice of the type specified below;

               c. Indebtedness or any interest thereon of the Company or any Subsidiary with a principal amount in excess of $10,000 is not paid within any applicable grace period after it shall become due and payable or is accelerated or permitted to be accelerated by the holders thereof because of a default;

               d. The Company or a Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    1.   commences a voluntary case;

                    2. consents to the entry of an order for relief against it in an involuntary case;

                    3. consents to the appointment of a custodian of it or for any substantial part of its property;

                    4. makes a general assignment for the benefit of its creditors; or

                    5. is unable to, or admits in writing its inability to, pay its debts as they become due;

                    or takes any comparable action under any foreign laws relating to insolvency;

               e. There shall be commenced against the Company any case, proceeding or action of the type referred to in Section 2(e) hereof or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    1. is for relief against the Company or any Subsidiary in an involuntary case;

                    2. appoints a custodian of the Company or any Subsidiary or for any substantial part of its property; or

                    3. orders the winding up or liquidation of the Company or any Subsidiary;

                    or any similar relief is granted under any foreign laws;

               f. Any judgment or decree for the payment of money in excess of $10,000 is rendered against the Company or any Subsidiary and is not discharged and either (1) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (2) there is a period of 10 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; and

               g. The Security Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert, or any Lien (as defined in the Security Agreement) created by the Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby.

     3.   Covenants.
          ---------

          3.1  Working Capital Budget.  Within seven (7) days of the date
               ----------------------
hereof, the Company shall submit to Holder for its consideration and approval, in its sole discretion, a working capital budget for the Company for the ninety
(90) day period from and after the date hereof. The working capital budget in the form approved by the Holder shall be attached as Schedule B to this Note.

          3.2  No Indirect Violations.  The Company shall cause all of its
               ----------------------
Subsidiaries to observe Section 6.1 of the Merger Agreement as if such Subsidiary was a party to such agreement and subject to such Section to the same extent as the Company.

          3.3  Use of Proceeds.  Neither the Company nor any of its Subsidiaries
               ---------------
shall use any amounts loaned hereunder in a manner inconsistent with those uses and those amounts specified in the working capital budget to be attached as Schedule B hereto.

          3.4  No Investments. None of the Company or its Subsidiaries shall
               --------------
make any Investment in any Person.

          3.5  Limitation on Restrictions on Distributions from Subsidiaries.
               -------------------------------------------------------------
The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except in the case of clause (iii), any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar property or asset.

          3.6  Notice of Default.  The Company shall notify the Holder of any
               -----------------
Event of Default or default in the performance of any covenants or agreements under this Note within one Business Day thereof.

          3.7  Waiver of Stay, Extension or Usury Laws.  The Company covenants
               ---------------------------------------
(to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

     4.   Certain Definitions.   As used in this Note, the following terms shall
          -------------------
have the following meanings:

          "Bankruptcy Law" means all applicable U.S. federal and state laws
           --------------
relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and any similar foreign law for the relief of creditors.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock, and if such Person is a partnership, partnership interests, but excluding any debt securities convertible into such equity.

          "Interest Rate" shall mean the U.S. prime interest rate published in
           -------------
the Wall Street Journal on the date hereof.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or other similar instruments issued by such Person.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Subsidiary" of any Person means any corporation, association,
           ----------
partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     5.   Loss, Theft, Destruction or Mutilation.  Upon receipt of evidence
          --------------------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of such loss, theft or destruction, upon delivery to the Company of an indemnity undertaking reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Note to the Company, the Company will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note. Upon the issuance of any substitute Note, the Company may require the payment to it of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith.

     6.   Notices and Demands.  All notices, demands and other communications
          -------------------
provided for in this Note or made under this Note shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Person to whom it is directed:

          (a)  If to Holder, to it at the following address:


               Fry's Electronics, Inc.
               600 East Brokaw Road
               San Jose, California  95112
               Attn: Executive Vice President

          with a copy to:

               Simpson Thacher & Bartlett
               3330 Hillview Avenue
               Palo Alto, California 94304
               Attn: Richard Capelouto, Esq.
                     Daniel Clivner, Esq.

          (b)  If to the Company, to it at the following address:


               Cyberian Outpost, Inc.
               25 North Main Street
               Kent, Connecticut  06757
               Attn: General Counsel

          with a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsy & Popeo, P.C.
               One Financial Center
               Boston, Massachusetts  02111
               Attn: Mark Chamberlain, Esq.

     7.   Present Intent.  By acceptance of this Note, the Holder acknowledges
          --------------
that this Note is being acquired without a present intention of resale or distribution, and that this Note will not be transferred, pledged or otherwise disposed of by the Holder in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an
                                                   --------------
opinion of counsel (including in-house counsel) reasonably satisfactory to the Company that such registration is, under the circumstances, not required.

     8.   Miscellaneous Provisions.
          ------------------------

          8.1  No Oral Modifications.  Neither this Note nor any term of this
               ---------------------
Note may be changed, waived, discharged or terminated orally, but may only be amended or modified by an instrument in writing signed by the Holder and the Company.

          8.2  Binding Effect.  This Note shall be binding upon and inure to the
               --------------
benefit of the Company, the Holder of this Note and their respective heirs, successors and assigns.

          8.3  Governing Law, Jurisdiction; Jury Trial Waiver.  This Note shall
               ----------------------------------------------
be governed by, and construed and interpreted in accordance with, the law of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or, if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note. The Company hereby further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 7 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives, to the extent permitted by applicable law, any objection to the laying of venue of any action, suit or proceeding arising out of this Note in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent permitted by applicable law, the Company waives the right to trial by jury in any such action or proceeding.

          8.4  Assignability.  The Holder may sell, assign, transfer or
               -------------
otherwise hypothecate ("Transfer") this Note to any other Person.  If any
                        --------
interest in this Note is Transferred in compliance with this Section 8.4, this Note shall be cancelled and each of the Company shall execute and deliver a new note (in substantially the form of this Note) to each Person to whom an interest in this Note has been Transferred in an aggregate principal amount equal to such Person's interest in this Note.

          8.5  Costs.  The Company will pay all reasonable costs and expenses of
               -----
collection, including attorneys' fees and disbursements, appraiser's fees and court costs, incurred or paid by the Holder in enforcing this Note, to the extent permitted by law, including all costs and reasonable attorneys' fees incurred in any appeal, bankruptcy proceeding, or other proceeding.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officer this 4th day of September 2001.

                                            CYBERIAN OUTPOST, INC.


                                            By: /s/ Darryl Peck
                                                ---------------
                                                Title: CEO
                                                       Darryl Peck



Agreed and Accepted:

FRY'S ELECTRONICS, INC.


By: /s/ Kathryn J. Kolder
    ---------------------
    Title: Exec V.P.
           Kathryn J. Kolder